UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 29, 2005

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On August 29, 2005, DPL Inc., (the “Company”) and The Dayton Power and Light Company (“DP&L”) entered into an employment agreement to hire Joseph R. Boni, III as its Treasurer.  Commencing August 29, 2005 Mr. Boni is responsible for the Company’s and DP&L’s treasury function encompassing all aspects of the Company’s and DP&L’s cash and liquidity management, investments and borrowings, bank relationships, tax and payroll, and for recommending and executing the Company’s and DP&L’s capital structure requirements.  A copy of the employment agreement is attached hereto as Exhibit 10(a) and is incorporated herein by reference.

A copy of the press release announcing the appointment of Joe Boni as Treasurer is attached hereto as Exhibit 99.1.

Item 9.01(c).        Exhibits.

10(a)	Employment Agreement dated as of August 29, 2005 between DPL Inc., The Dayton Power and Light Company and Joseph R. Boni, III.

99.1	Press Release of DPL Inc. and The Dayton Power and Light Company., dated August 31, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: September 1, 2005
/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10(a)	Employment Agreement dated as of August 29, 2005 between DPL Inc., The Dayton Power and Light Company and Joseph R. Boni, III.	E
99.1	Press Release of DPL Inc. and The Dayton Power and Light Company, dated August 31, 2005.	E